Exhibit 99.1

February 7, 2023	FOR IMMEDIATE RELEASE

CTS Announces Fourth Quarter and Full-Year 2022 Results

Executing on diversification and electrification strategy to deliver profitable growth

Lisle, Ill. - CTS Corporation (NYSE: CTS), a leading global designer and manufacturer of custom engineered solutions that “Sense, Connect and Move,” today announced fourth quarter and full-year 2022 results.

“We delivered solid performance throughout 2022, closing the year with a double-digit increase in revenue along with strong adjusted EBITDA margin expansion. During the year, we advanced our diversification strategy through the completion of two acquisitions, while also gaining momentum with electric platform wins as we continue developing new products for hybrid and electric vehicles.” said Kieran O’Sullivan, CEO of CTS Corporation. “Looking ahead, we expect a softer first quarter, and an improving trend for the rest of 2023. We remain focused on executing our strategic priorities while driving operational improvements to deliver long-term value creation.”

Fourth Quarter 2022 Results

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Sales were $142.3 million, up 7% year-over-year. Sales to non-transportation end markets increased 22% and, as expected, sales to the transportation end market decreased 4 % over the fourth quarter of 2021.
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Reported net income was $14.9 million at 11% of sales, compared to $9.2 million at 7% of sales, in the fourth quarter of 2021.
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Earnings per share was $0.47 per diluted share, up from $0.28 per diluted share, in the fourth quarter of 2021.
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Adjusted diluted EPS was $0.56, up from $0.49 in the fourth quarter of 2021.
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Adjusted EBITDA margin was 22.9% compared to 20.9% in the fourth quarter of 2021.
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Operating cash flow was $25.5 million compared to $26.0 million in the fourth quarter of 2021.

Full-Year 2022 Results

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Sales were $586.9 million, up 14% year-over-year, driven by strength in non-transportation end markets. Non-transportation end markets grew 24%, while the transportation end market grew 7% compared to 2021.
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Net income was $59.6 million or 10% of sales, compared to a net loss of $41.9 million or (8)% of sales in 2021. Net income in 2021 was impacted by the non-cash pension charge of $96.6 million.
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Earnings per share was $1.85 per diluted share, compared to $(1.30) per diluted share, in 2021.
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Adjusted diluted EPS was $2.46, up from $1.93 in 2021.
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Adjusted EBITDA margin was 22.8%, up from 21.0% in 2021.
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Operating cash flow was $121.2 million, up from $86.1 million in 2021.

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2023 Guidance

CTS expects full-year 2023 sales to be in the range of $580 - $640 million and adjusted diluted EPS to be in the range of $2.40 - $2.70.

CTS does not provide reconciliations of forward-looking non-GAAP financial measures, such as estimated adjusted diluted earnings per share, to the most comparable GAAP financial measures on a forward-looking basis because CTS is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, restructuring costs, environmental remediation costs, acquisition related costs, foreign exchange rates and other non-routine costs. Each of such adjustments has not yet occurred, are out of CTS' control and/or cannot be reasonably predicted. For the same reasons, CTS is unable to address the probable significance of the unavailable information.

Conference Call and Supplemental Materials

As previously announced, the Company has scheduled a conference call for 10:00 a.m. (EST) today. The dial-in number for the U.S. and Canada is 844-200-6205 (+1 929-526-1599, if calling from outside the U.S. and Canada). The passcode is 889906. In addition, the Company will be using a supplemental slide presentation that will be referred to during the call. The presentation and a live audio webcast of the conference call will be available and can be accessed directly from CTS’ website at https://www.ctscorp.com/investors/events-presentations/.

About CTS

CTS (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect, and Move. The company manufactures sensors, actuators, and electronic components in North America, Europe, and Asia, and provides engineered products to customers in the aerospace and defense, industrial, medical, and transportation markets. For more information, visit www.ctscorp.com.

Safe Harbor

This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management’s expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause CTS’ actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Examples of factors that may affect future operating results and financial condition include, but are not limited to: the ultimate impact of the COVID-19 pandemic on CTS’ business, results of operations or financial condition, including supply chain disruptions; changes in the economy generally, including inflationary and/or recessionary conditions, and in respect to the business in which CTS operates; unanticipated issues in integrating acquisitions, including our acquisitions of TEWA Temperature Sensors and Ferroperm Piezoceramics; the results of actions to reposition CTS’ business; rapid technological change; general market conditions in the transportation, as well as conditions in the industrial, aerospace and defense, and medical markets; reliance on key customers; unanticipated public health crises, natural disasters or other events; environmental compliance and remediation expenses; the ability to protect CTS’ intellectual property; pricing pressures and demand for CTS’ products; and risks associated with CTS’ international operations, including trade and tariff barriers, exchange rates and political and geopolitical risks (including, without limitation, the potential

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impact U.S./China relations and the conflict between Russia and Ukraine may have on our business, results of operations and financial condition). Many of these, and other risks and uncertainties, are discussed in further detail in Item 1A. of CTS’ most recent Annual Report on Form 10-K and other filings made with the SEC. CTS undertakes no obligation to publicly update CTS’ forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Non-GAAP Financial Measures

From time to time, CTS may use non-GAAP financial measures in discussing CTS’ business. These measures are intended to supplement, not replace, CTS’ presentation of its financial results in accordance with U.S. GAAP. CTS’ management believes that non-GAAP financial measures can be useful to investors in analyzing CTS’ financial performance and results of operations over time. CTS recommends that investors consider both actual and adjusted measures in evaluating the performance of CTS with peer companies.

The information in this press release includes the non-GAAP financial measures of adjusted EBITDA and adjusted diluted earnings per share. These non-GAAP financial measures exclude the effect of certain expenses and income not related directly to the underlying performance of CTS’ fundamental business operations.

CTS believes that adjusted EBITDA and adjusted diluted earnings per share provide useful information to investors regarding its operational performance because they enhance an investor’s overall understanding of CTS’ core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of CTS’ fundamental business operations or were not part of CTS’ business operations during a comparable period.

CTS believes that these non-GAAP financial measures are commonly used by financial analysts and others in the industries in which CTS operates, and thus further provide useful information to investors. CTS’ definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies.

Contact

Ashish Agrawal

Vice President and Chief Financial Officer

CTS Corporation

4925 Indiana Avenue

Lisle, IL 60532 USA

+1 (630) 577-8800

ashish.agrawal@ctscorp.com

www.ctscorp.com

CTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED

(In thousands of dollars, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net sales	$142,281	$132,531	$586,869	$512,925
Cost of goods sold	91,277	83,860	376,331	328,306
Gross margin	51,004	48,671	210,538	184,619
Selling, general and administrative expenses	23,491	23,413	91,520	82,597
Research and development expenses	5,405	5,686	24,100	23,856
Restructuring charges	478	1,136	1,912	1,687
Operating earnings	21,630	18,436	93,006	76,479
Other (expense) income:
Interest expense	(702)	(534)	(2,192)	(2,111)
Interest income	716	151	1326	840
Other (expense), net	(873)	(3,302)	(11,403)	(136,088)
Total other (expense), net	(859)	(3,685)	(12,269)	(137,359)
Earnings (loss) before income taxes	20,771	14,751	80,737	(60,880)
Income tax expense (benefit)	5,831	5,586	21,162	(19,014)
Net earnings (loss)	14,940	9,165	59,575	(41,866)
Earnings (loss) per share:
Basic	0.47	0.28	1.86	(1.30)
Diluted	0.47	0.28	1.85	(1.30)
Basic weighted – average common shares outstanding:	31,818	32,214	31,968	32,327
Effect of dilutive securities	224	218	270	—
Diluted weighted – average common shares outstanding:	32,042	32,432	32,238	32,327
Cash dividends declared per share	$0.04	$0.04	$0.16	$0.16

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CTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of dollars)

	(Unaudited)
	December 31, 2022	December 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$156,910	$141,465
Accounts receivable, net	90,935	82,191
Inventories, net	62,260	49,506
Other current assets	15,655	15,927
Total current assets	325,760	289,089
Property, plant and equipment, net	97,300	96,876
Operating lease assets, net	22,702	21,594
Other Assets
Prepaid pension asset	—	49,382
Goodwill	152,361	109,798
Other intangible assets, net	108,053	69,888
Deferred income taxes	23,461	25,415
Other	18,850	2,420
Total other assets	302,725	256,903
Total Assets	$748,487	$664,462
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$53,211	$55,537
Operating lease obligations	3,936	3,393
Accrued payroll and benefits	20,063	18,418
Accrued expenses and other liabilities	35,322	36,718
Total current liabilities	112,532	114,066
Long-term debt	83,670	50,000
Long-term operating lease obligations	21,754	21,354
Long-term pension obligations	5,048	6,886
Deferred income taxes	16,010	5,894
Other long-term obligations	3,249	2,684
Total Liabilities	242,263	200,884
Commitments and Contingencies
Shareholders’ Equity
Common stock	316,803	314,620
Additional contributed capital	46,144	42,549
Retained earnings	546,703	492,242
Accumulated other comprehensive loss	(671)	(4,525)
Total shareholders’ equity before treasury stock	908,979	844,886
Treasury stock	(402,755)	(381,308)
Total shareholders’ equity	506,224	463,578
Total Liabilities and Shareholders’ Equity	$748,487	$664,462

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CTS CORPORATION AND SUBSIDIARIES

OTHER SUPPLEMENTAL INFORMATION - UNAUDITED

(In millions of dollars, except per share amounts)

Adjusted EBITDA Margin

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021	2020
Net earnings (loss)	$14.9	$9.2	$59.6	$(41.9)	$34.7

Depreciation and amortization expense	8.0	6.7	29.8	26.9	26.7
Interest expense	0.7	0.5	2.2	2.1	3.3
Tax expense (benefit)	5.8	5.6	21.2	(19.0)	10.8

EBITDA	29.5	22.0	112.7	(31.8)	75.4

Adjustments to EBITDA:
Restructuring charges	0.5	1.1	1.9	1.7	1.8
Environmental charges	1.0	1.4	2.8	2.3	2.8
Acquisition-related costs	—	—	2.5	—	0.3
Inventory fair value step-up	0.7	—	4.0	—	—
Non-cash pension and related expense	—	1.3	4.8	132.4	2.5
Foreign currency loss (gain)	0.9	1.9	4.9	3.3	(5.3)

Total adjustments to EBITDA	3.1	5.7	20.9	139.7	2.1

Adjusted EBITDA	$32.6	$27.7	$133.6	$107.9	$77.5

Net sales	$142.3	$132.5	$586.9	$512.9	$424.1

Adjusted EBITDA Margin	22.9%	20.9%	22.8%	21.0%	18.3%

Adjusted Diluted Earnings Per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021	2020
GAAP diluted earnings (loss) per share	$0.47	$0.28	$1.85	$(1.30)	$1.06
Tax affected charges to reported diluted earnings (loss) per share:
Restructuring charges	0.01	0.04	0.05	0.06	0.04
Foreign currency loss (gain)	0.03	0.06	0.15	0.10	(0.16)
Non-cash pension expense	—	0.03	0.16	3.13	0.06
Environmental charges	0.02	0.03	0.07	0.05	0.07
Transaction costs	—	—	0.07	—	0.01
Inventory fair value step-up	0.02	—	0.10	—	—
Legal Settlement	—	—	—	—	—
Discrete tax items	0.01	0.05	0.01	(0.11)	0.04
Adjusted diluted earnings per share	$0.56	$0.49	$2.46	$1.93	$1.12

Capital Expenditures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021	2020
Capital expenditures	$5.1	$7.5	$14.3	$15.6	$14.9
Net sales	$142.3	$132.5	$586.9	$512.9	$424.1
Capex as % of net sales	3.6%	5.7%	2.4%	3.0%	3.5%

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021	2020
Depreciation and amortization expense	$8.0	$6.7	$29.8	$26.9	$26.7
Stock-based compensation expense	$1.9	$2.0	$7.7	$6.1	$3.4